UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 8, 2015

PBF ENERGY INC.
PBF HOLDING COMPANY LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-186007	27-2198168
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2015, PBF Investments LLC, a subsidiary of PBF Holding Company LLC, and an indirect subsidiary of PBF Energy Inc. (collectively, the "Company"), entered into the Third Amended and Restated Employment Agreement with Thomas D. O'Malley, Executive Chairman of the Board of Directors of PBF Energy Inc. (the "Employment Agreement").

The terms of the Employment Agreement are substantially the same as Mr. O’Malley’s current employment agreement, as described in PBF Energy’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 30, 2015, with certain exceptions including extending the term of employment through December 31, 2018, allowing for the termination of the Employment Agreement by either party with six months prior written notice, reducing Mr. O'Malley's base salary to an annual rate of $1,000,000 effective January 1, 2016, and adjusting certain termination payment provisions. In addition, under the terms of the Employment Agreement, the Company and Mr. O'Malley shall enter into a consulting agreement upon certain events of termination (as defined in the Employment Agreement), which would expire on December 31, 2018.

The foregoing description is summary in nature and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.     Description

10.1	Third Amended and Restated Employment Agreement between PBF Investments LLC and Thomas D. O'Malley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:	September 11, 2015

PBF Energy Inc.
(Registrant)

		By:	/s/ Jeffrey Dill
		Name:	Jeffrey Dill
		Title:	Senior Vice President, General Counsel

Dated:	September 11, 2015

PBF Holding Company LLC
(Registrant)

		By:	/s/ Jeffrey Dill
		Name:	Jeffrey Dill
		Title:	Senior Vice President, General Counsel